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                     [LETTERHEAD OF PIPER & MARBURY L.L.P.]

                                October 21, 1999

SSBCiti Funds Inc.
c/o Salomon Brothers Asset Management
Seven World Trade Center
New York, New York  10048

        Re:    Registration Statement on Form N-1A

Ladies and Gentlemen:

        We have acted as special Maryland counsel to SSBCiti Funds Inc. (the "Fund") in connection with the registration by the Fund of an indefinite amount shares of the Common Stock of The Humane Equity Fund, a series of the Fund, par value $.001 per share (the "Shares"), pursuant to a registration statement on Form N-1A, as amended (the "Registration Statement") under the Securities Act of 1933, as amended.

        In this capacity, we have examined the Fund's charter and by-laws, the proceedings of the Board of Directors of the Fund authorizing the issuance of the Shares in accordance with the Registration Statement, and such other statutes, certificates, instruments and documents relating to the Fund and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. As to factual matters, we have relied on an officer's certificate and have not independently verified the matters stated therein.

        Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:








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                                                                 PIPER & MARBURY
                                                                        LLP.

SSBCiti Funds Inc.
October 21, 1999
Page 2



        1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

        2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the charter but unissued, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Piper & Marbury